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                                                                    EXHIBIT 1(l)

                          SHORT-TERM INVESTMENTS CO.
                          --------------------------

                             ARTICLES OF AMENDMENT

THIS IS TO CERTIFY THAT:

     FIRST:    The charter of Short-Term Investments Co., a Maryland
corporation (the "Corporation"), is hereby amended by changing the designation of the "MSTC Cash Reserve Class" of the "Liquid Assets Portfolio" to the "Resource Class" of the "Liquid Assets Portfolio".

     SECOND:   Immediately prior to the filing of these Articles of Amendment, the total number of shares of stock of all classes that the Corporation had authority to issue was 50,000,000,000 shares, $.001 par value per share, having an aggregate par value of $50,000,000. The number of shares of stock of each class and the designation of each such class were as follows:

     (a) three billion (3,000,000,000) shares are classified as Liquid Assets Portfolio - Cash Management Class, ten billion (10,000,000,000) shares are classified as Liquid Assets Portfolio -Institutional Class, three billion (3,000,000,000) shares are classified as Liquid Assets Portfolio -Private Investment Class, and three billion (3,000,000,000) shares are classified as Liquid Assets Portfolio - MSTC Cash Reserve Class;

     (b)  three billion (3,000,000,000) shares are classified as Prime Portfolio
     - Cash Management Class, fifteen billion (15,000,000,000) shares are classified as Prime Portfolio - Institutional Class, three billion (3,000,000,000) shares are classified as Prime Portfolio - Personal Investment Class, three billion (3,000,000,000) shares are classified as Prime Portfolio - Private Investment Class, and three billion (3,000,000,000) shares are classified as Prime Portfolio - Resource Class; and

     (c)  four billion (4,000,000,000) shares are unclassified.

     THIRD:    As of the filing of these Articles of Amendment, the total number of shares of stock of all classes that the Corporation has authority to issue is 50,000,000,000 shares, $.001 par value per share, having an aggregate par value of $50,000,000. The number of shares of stock of each class and the designation of each such class are as follows:

     (a) three billion (3,000,000,000) shares are classified as Liquid Assets Portfolio - Cash Management Class, ten billion (10,000,000,000) shares are classified as Liquid Assets Portfolio -Institutional Class, three billion (3,000,000,000) shares are classified as Liquid Assets Portfolio -Private Investment Class, and three billion (3,000,000,000) shares are classified as Liquid Assets Portfolio - Resource Class;

     (b)  three billion (3,000,000,000) shares are classified as Prime Portfolio
     - Cash Management Class, fifteen billion (15,000,000,000) shares are classified as Prime Portfolio - Institutional Class, three billion (3,000,000,000) shares are classified as Prime Portfolio - Personal Investment Class, three billion (3,000,000,000) shares are classified as Prime Portfolio - Private Investment Class, and three billion (3,000,000,000) shares are classified as Liquid Assets Portfolio - Resource Class; and

     (c)  four billion (4,000,000,000) shares are unclassified.
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     FOURTH:   The foregoing amendment was approved by a majority of the entire
Board of Directors of the Corporation and is limited to changes expressly permitted by Section 2-605 (a) (4) of the Maryland General Corporation Law to be made without action by the stockholders.

     FIFTH:    The Corporation is registered as an open-end company under the Investment Company Act of 1940.

     SIXTH:    The undersigned President acknowledges these Articles of
Amendment to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.


     IN WITNESS WHEREOF, the Corporation has caused these Articles to be signed in its name and on its behalf by its President and attested to by its Secretary on this 1st day of October, 1998.

ATTEST:                           SHORT-TERM INVESTMENTS CO.



/s/ Renee A. Friedli              By: /s/ Robert H. Graham         (SEAL)
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Assistant Secretary                   President
                                      Name: Robert H. Graham